Exhibit 99.1
Planet CEO Will Marshall sent the following note to Planet employees today.

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Planeteers,

I have some important and tough news to share. For reasons I’ll get to here, we’re reducing the size of our team and saying goodbye to 117 talented Planeteers.

If your role is impacted, you will have received a calendar invite titled “Transition Discussion” within the last hour setting up a meeting with a leader from your division.

In this note, I’ll explain why we’re doing this and what comes next, and we’ll talk in more detail at an upcoming All Hands. At the outset, I want to be clear that I am responsible for the decisions that led us here. I know this has significant effects on the lives of our team and their families, and for that I am sorry. We do not make these changes lightly.

How we got here

While Planet has always operated with a lean mentality, we transitioned into a new operating mode when we went public 18 months ago. This included building out teams that had been historically understaffed and taking on a range of new projects to expand our market opportunity.

Our business has scaled rapidly and continues to grow apace, but the expansion of projects has also increased cost and complexity, which slowed us down in some regards. Simultaneously, the macroeconomic environment has changed. For both of these reasons, we are making changes to prioritize our attention on the highest ROI opportunities for our business and mission, while reinforcing our path to profitability, consistent with what we shared on our prior earnings call.

Planet remains hyper relevant to the world: the sustainability transformation, the digital transformation, and the increasing global attention on peace and security will continue to be tailwinds for years to come. The AI revolution adds yet another. But, to seize these opportunities we need to focus and execute - and that leads us to the hard changes we’re making today.

Our process

We performed a deep assessment of our business and spending, looking at elements such as our fastest growth markets, our mission impact, our product and go to market efforts, and our operations. This led to decisions resulting in cuts to costs and teams. At the end of the day, our driving theme was focus for our business and our mission. The changes impact every division at Planet, globally.

I want to be clear that this action is not a reflection on personal or professional qualities. The contributions of the set of people whose roles are impacted today have been tremendous.

With this in mind, I want to thank all of the Planeteers who are leaving us. Thank you for bringing your talents and passion to Planet, and most of all for believing in and contributing to our mission. We appreciate everything you've done to help get Planet to where it is today.

How we’re handling departures

All departing employees will be eligible to receive a minimum of 14 weeks of pay from today, as well as a cash contribution toward continued healthcare, immigration support benefits, and career counseling for those who choose it. As noted above, if your role is impacted today, you will have received a calendar invite within the last hour setting up a meeting with you and a leader in your division.

The next few days will be hard as we navigate a lot of change at once. Thank you for your help supporting our departing Planeteers.

Going forward

The leadership team and I remain firmly convinced of the opportunity ahead of us. Our cash position is strong and we believe we are well positioned to compete and succeed in an uncertain economic environment. And our North Star remains unchanged: Planet’s differentiated data products, our investments toward an Earth Data Platform, and the immense potential for AI with our data, have immense value to the world.

I am sure many of you have questions. On Wednesday, each division lead will send an email detailing programmatic and organizational changes to their teams. Then we’ll regroup in a series of All Hands (covering various time zones) to talk more about these changes, take questions and focus on how we move forward. We’ll share more details on the All Hands soon.

I know this news is hard, so please take care of yourself and those around you.

Will

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Forward-looking Statements

Except for the historical information contained herein, the matters set forth in this blog are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the Company’s ability to grow, current and future macroeconomic conditions, trends and tailwinds that will continue to drive demand for the Company’s products, the Company’s ability to successfully implement changes to its employee base and the Company’s ability to successfully execute on certain corporate opportunities. Forward-looking statements are based on the Company’s management’s beliefs, as well as assumptions made by, and information currently available to them. Because such statements are based on expectations as to future events and results and are not statements of fact, actual results may differ materially from those projected. Factors which may cause actual results to differ materially from current expectations include, but are not limited to the risk factors and other disclosures about the Company and its business included in the Company’s periodic reports, proxy statements, and other disclosure materials filed from time to time with the Securities and Exchange Commission (SEC) which are available online at www.sec.gov, and on the Company’s website at www.planet.com. All forward-looking statements reflect the Company’s beliefs and assumptions only as of the date such statements are made. The Company undertakes no obligation to update forward-looking statements to reflect future events or circumstances.